UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         February 24, 2006

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On February 24, 2006, Sun Healthcare Group, Inc. and its operating subsidiaries (collectively, the "Company") entered into a Second Amendment (the "Amendment") to the Amended and Restated Loan and Security Agreement (the "Loan Agreement") with CapitalSource Finance LLC. The Amendment modified certain of the financial covenants contained in the Loan Agreement, and included the consent of CapitalSource Finance to a transaction pursuant to which the Company purchased a long term care facility that the Company was leasing, sold that facility to a third party, and leased the facility from the new owner.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Second Amendment to Amended and Restated Loan and Security Agreement (the "Loan Amendment") dated as of February 24, 2006 by and among Sun Healthcare Group, Inc. (the "Company"), each direct or indirect Subsidiary of the Company identified on the signature pages of the Loan Agreement as a borrower, and CapitalSource Finance LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  March 2, 2005